UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 12, 2005

SAN Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-16423	84-0907969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9800 Pyramid Court, Suite 130, Englewood, CO 80112
(Address of Principal Executive Offices) (Zip Code)

(303) 660-3933
Registrant’s telephone number, including area code

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 12, 2005, SANZ Inc., a wholly-owned subsidiary of SAN Holdings, Inc. entered into a security agreement (the “Security Agreement”) with Avnet Partner Solutions, a division of AVNET, Inc. (“Avnet”), one of the major suppliers of goods to SANZ Inc. The security interest granted by SANZ Inc. to Avnet in the Security Agreement with respect to the collateral described therein is generally subordinate to the existing security interest granted by SANZ Inc. to Wells Fargo Business Credit, Inc. in connection with the credit facility provided by Wells Fargo Bank, N.A. (acting through its Wells Fargo Business Credit operating division) (“Wells Fargo”) and, in connection therewith, Avnet and Wells Fargo entered into that certain Intercreditor and Remittance Agreement dated as of October 12, 2005, which Intercreditor Agreement was acknowledged and agreed to by SANZ Inc.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.01	Security Agreement dated October 12, 2005 between SANZ Inc. and Avnet Partner Solutions, a division of AVNET, Inc.
10.02
Intercreditor and Remittance Agreement dated as of October 12, 2005 by and between Wells Fargo Bank, N.A. and Avnet Partner Solutions, a division of AVNET, Inc., acknowledged and agreed to by SANZ Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAN HOLDINGS, INC.

By:	/s/ Robert C. Ogden
Robert C. Ogden, Vice President, Chief Financial Officer and Secretary

Date: October 18, 2005